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                                 [LETTERHEAD]


                                 March 3, 2000


Alliance Data Systems Corporation
17655 Waterview Parkway
Dallas, Texas 75252


Ladies and Gentlemen:

        We have acted as counsel to Alliance Data Systems Corporation, a Delaware corporation (the "COMPANY"), in connection with the proposed public offering of up to 20,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), as described in Registration Statement No. 333-94623 on Form S-1 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission.

        We have, as counsel, examined originals or certified copies of such corporate records of the Company, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

        Based upon such examination and representations, we advise you that, in our opinion:

        A. The shares of Common Stock that are to be sold and delivered by the Company as contemplated by the Underwriting Agreement (the "UNDERWRITING AGREEMENT"), the form of which is filed as Exhibit 1 to the Registration Statement, have been duly authorized by the Company.

        B. The shares of Common Stock that are to be sold and delivered by the Company as contemplated by the Underwriting Agreement will, when issued and delivered in accordance with the terms of the Underwriting Agreement, be validly issued, fully paid and non-assessable.

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Alliance Data Systems Corporation
March 3, 2000
Page 2


        We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.


                                       Sincerely,


                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.